UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2021

RAMACO RESOURCES, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

250 West Main Street, Suite 1800 Lexington, Kentucky 40507
(Address of principal executive offices)

(859) 244-7455
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	METC	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On March 19, 2021, Ramaco Resources, Inc. (the “Company”) entered into that certain Second Amendment (the “Amendment”) to the Credit and Security Agreement dated as of November 2, 2018 (as previously amended, the “Existing Credit Agreement”) by and among: (i) Keybank National Association, as administrative agent, collateral agent, lender and issuing bank; (ii) the other lenders party thereto; and (iii) the Company, Ramaco Development, LLC, RAM Mining, LLC, Ramaco Coal Sales, LLC, Ramaco Resources, LLC and Ramaco Resources Land Holdings, LLC (collectively, the “Borrowers”) (the Existing Credit Agreement, as so amended, the “Credit Agreement”) to provide the Company with additional flexibility to finance its previously announced growth plans. The Amendment provides for, among other things, a modification to the calculation of the Company’s Fixed Charge Coverage Ratio to specifically add-back Capital Expenditures made by the Borrowers and not funded by Indebtedness to the numerator of the Fixed Charge Coverage Ratio which shall include (i) $8 million for each testing period ending on March 31, 2021 through and including December 31, 2021, plus (ii) up to an additional $2 million per fiscal quarter for the fiscal quarters ending June 30, 2021, September 30, 2021 and December 31, 2021, subject to a cap of $8,000,000 in the aggregate; provided that the foregoing amount shall be reduced on a dollar-for-dollar basis by any Capital Expenditures financed by additional Indebtedness during any such fiscal quarter and the Borrowers shall be permitted to defer such reduced amount once to a subsequent fiscal quarter not more than four fiscal quarters beyond the deferral period. In addition, the Amendment adds certain provisions related to the replacement of interest rate benchmarks in connection with the expected discontinuation of the publication of the London Interbank Offered Rate. The capitalized terms that are not defined in this description of the Amendment shall have the meanings given to such terms in the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1

Second Amendment to Credit and Security Agreement dated as of March 19, 2021 by and among Ramaco Resources, Inc., Ramaco Development, LLC, RAM Mining, LLC, Ramaco Coal Sales, LLC, Ramaco Resources, LLC and Ramaco Resources Land Holdings, LLC, as borrowers, the lenders party thereto and KeyBank National Association, as administrative agent, collateral agent, a lender and issuing bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMACO RESOURCES, INC.

	By:	/s/ Randall W. Atkins
	Name:	Randall W. Atkins
	Title:	Chief Executive Officer
Date:March 23, 2021